UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                          -----------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            MAVERICK TUBE CORPORATION
                  --------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

             Delaware                                 43-1455766
 -------------------------------           -------------------------------------
 (State of Other Jurisdiction of           (I.R.S. Employer Identification No.)
  Incorporation or Organization)

       16401 Swingley Ridge Road
            Seventh Floor
         Chesterfield, Missouri                         63017
 ---------------------------------------   -------------------------------------
(Address of Principal Executive Offices)              (Zip Code)

              Maverick Tube Corporation 2004 Omnibus Incentive Plan
 Maverick Tube Corporation 2004 Stock Incentive Plan for Non-Employee Directors
           -----------------------------------------------------------
                            (Full title of the plan)

                           Gregg Eisenberg, President
                            Maverick Tube Corporation
                    16401 Swingley Ridge Road, Seventh Floor
                          Chesterfield, Missouri 63017
          ------------------------------------------------------------
                     (Name and address of agent for service)

                                 (636) 733-1600
          ------------------------------------------------------------
                     (Telephone number, including area code,
                              of agent for service)

                        Copies of all correspondence to:
                             Robert H. Wexler, Esq.
                         Gallop, Johnson & Neuman, L.C.
                             Interco Corporate Tower
                        101 South Hanley Road, Suite 1600
                            St. Louis, Missouri 63105

--------------------------------------------------------------------------------


                         CALCULATION OF REGISTRATION FEE

-------------------------------------- ---------------- -------------------- -------------------- ------------------
Title of securities to be registered    Amount to be      Proposed maximum     Proposed maximum      Amount of
                                        registered (1)   offering price per   aggregate offering   registration fee
                                                             share (2)             price                  (5)
-------------------------------------- ---------------- -------------------- -------------------- ------------------
Common Stock, $.01 par value per share    1,000,000          $20.20               $20,200,000         $2,559.34
(and associated Preferred Stock
Purchase Rights) (3) (4)
-------------------------------------- ---------------- -------------------- -------------------- ------------------

(1) Pursuant to Rule 416, this registration statement also covers such indeterminate number of shares as may become issuable as a result of any future stock split, stock dividend or other similar event in accordance with the Maverick Tube Corporation 2004 Omnibus Incentive Plan (the "Omnibus Plan") or the Maverick Tube Corporation 2004 Stock Incentive Plan for Non-Employee Directors (the "Directors' Plan"), as applicable.

(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, and is based upon the average of the high and low sale prices for shares of the Registrant's common stock as reported on the New York Stock Exchange on May 10, 2004.

(3) Each share of common stock also represents one common stock purchase right. Common stock purchase rights cannot trade separately from the underlying common stock and, therefore, do not carry a separate price or necessitate an additional fee.

(4) Of the 1,000,000 shares of common stock registered, 750,000 shares shall be offered pursuant to the Omnibus Plan and 250,000 shares shall be offered pursuant to the Directors' Plan, in each case subject to adjustment as described in Note 1, above.

     (5) A filing fee of $62,500 was previously paid in connection with $250,000,000 aggregate initial offering price under a Registration Statement on Form S-3 (Registration No. 333-61292) initially filed by the Registrant on May 18, 2001, of which $149,000,000 remained unsold and were deregistered under a Registration Statement on Form S-3 (Registration No. 333-111441) initially filed on December 22, 2003. $20,225 of the previously paid filing fees were offset against the total filing fee of $20,225 payable pursuant to the 2003 registration statement. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the Registrant is offsetting $2,559.34 of the previously paid filing fees against the total filing fee of $2,559.34 due in connection with the filing of this Registration Statement. Accordingly, no filing fee is paid herewith.

                        --------------------------------

     This registration statement on Form S-8 (the "Registration Statement") shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933, as amended.

PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in a Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K/A for the year ended December 31, 2003;

     (b) The Registrant's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2004;

     (c) The description of the Registrant's common stock, which is contained in the Registrant's Registration Statement on Form 8-A filed October 31, 1990, including any amendment or report filed for the purpose of updating such description; and

     (d) The description of the Registrant's Preferred Stock Purchase Rights, which is contained in the Registrant's Registration Statement on Form 8-A, filed August 5, 1998, as amended by Form 8-A/A filed on September 26, 2000, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, other than Items 9 or 12 of any Current Report on Form 8-K, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

None.

Item 6.  Indemnification of Directors and Officers


Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Article Eleventh of the Registrant's amended and restated certificate of incorporation requires that the Registrant indemnify all persons whom it may indemnify pursuant thereto to the fullest extent permitted by Section 145. It also provides that expenses incurred by an officer or director of the Registrant or any of its direct or indirect wholly owned subsidiaries, in defending a civil or criminal action, suit or proceeding, will be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer, director, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as our board of directors deems appropriate.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

     o any breach of the director's duty of loyalty to the corporation or its stockholders;

     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o unlawful payment of dividends or unlawful stock purchases or redemptions; or

     o any transaction from which the director derived an improper personal benefit.

Article Tenth of the Registrant's amended and restated certificate of incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of Article Tenth shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment to repeal.

Consistent with the DGCL and the Registrant's amended and restated certificate of incorporation, Article III, Section 16 of the Registrant's amended and restated bylaws, as amended, requires that the Registrant indemnify all persons whom it may indemnify pursuant Section 145 to the fullest extent permitted by
Section 145. Article III, Section 16 of the Registrant's Amended and Restated Bylaws also provides that expenses incurred by an officer or director of the Registrant or any of its direct or indirect wholly-owned subsidiaries, in defending a civil or criminal action, suit or proceeding, will be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director, to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

We maintain a claims-made policy of directors' and officers' liability and company reimbursement insurance. The directors' and officers' liability portion of such policy covers all of our directors and officers and those of our subsidiary companies, more than 50 percent of the outstanding voting stock or equity interests of which is directly or indirectly owned by us. The policy provides for a payment on behalf of the directors and officers up to the policy limits for all specified losses which the directors and officers, or any of them, become legally obligated to pay, from claims made against them during the policy period for specified wrongful acts, which include: errors, misstatements, misleading statements, acts or omissions and neglect or breach of duty in the discharge of their duties, solely in their capacity as directors and officers of the Registrant or a subsidiary of ours, individually or collectively, or in connection with any matter claimed against them solely by reason of their being directors or officers of the Registrant or our subsidiary companies. The insurance includes the cost of defenses, appeals, bonds, settlements and judgments. The insurer's limit of liability under the policy is $35,000,000 in the aggregate for all losses per year. The policy contains various reporting requirements and exclusions. We also maintain a claims-made policy that provides coverage for us, and our directors and officers, against loss, liability, cost or expense incurred under the federal securities laws.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

                                  EXHIBIT INDEX

Exhibit
Number    Description
-------   -----------

4.1 Amended and Restated Certificate of Incorporation of the registrant, as amended, incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

4.2 Amended and Restated Bylaws of the Registrant, as amended, incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

4.3 Amended and Restated Bylaws of the Registrant, as amended, incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

4.4 Amended and Restated Shareholder Rights Agreement, dated as of September 22, 2000 between the Registrant and Harris Trust and Savings Bank (which includes as Exhibit A thereto the Form of Preferred Stock Rights Certificate), incorporated herein by reference to Exhibit (5) of the Registrant's Form 8-A/A filed on September 26, 2000.

5.1       Opinion of Gallop, Johnson & Neuman, L.C.

15.1      Letter re: Unaudited Interim Financial Information.

23.1      Consent of Ernst & Young LLP.

23.2      Consent of Gallop, Johnson & Neuman, L.C. (included in Exhibit 5.1).

24        Power of Attorney (included on signature page of this Registration
          Statement).


Item 9.  Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on May 12, 2004.


                            MAVERICK TUBE CORPORATION

                             By: /s/ Gregg Eisenberg
                            -----------------------------------------
                            Gregg Eisenberg, Chairman of the Board,
                            President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg Eisenberg, Chairman of the Board, President and Chief Executive Officer, and Pamela G. Boone, Vice President - Finance & Administration, Treasurer, Secretary and Chief Financial Officer, and each of them individually, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

May 12, 2004                  /s/ Gregg Eisenberg
                            -------------------------------------------------
                            Gregg Eisenberg, Chairman of the Board,
                            President and Chief Executive Officer (Principal Executive Officer)

May 12, 2004                  /s/ Pamela G. Boone
                            ----------------------------------------------------
                            Pamela G. Boone, Pamela G. Boone, Vice President - Finance & Administration, Treasurer, Secretary and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

May 12, 2004                  /s/ C. Robert Bunch
                            ----------------------------------------------------
                            C. Robert Bunch, Director

May 12, 2004                  /s/ David H. Kennedy
                            ----------------------------------------------------
                            David H. Kennedy, Director

May 12, 2004                  /s/ Paul McDermott
                            ----------------------------------------------------
                            Paul McDermott, Director

May 12, 2004                  /s/ Wayne P. Mang
                            ----------------------------------------------------
                            Wayne P. Mang, Director

May 12, 2004                  /s/ C. Adams Moore
                            ----------------------------------------------------
                            C. Adams Moore, Director

                            MAVERICK TUBE CORPORATION

                                  EXHIBIT INDEX

Exhibit
Number    Description
-------   -----------

4.1 Amended and Restated Certificate of Incorporation of the registrant, as amended, incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

4.2 Amended and Restated Bylaws of the Registrant, as amended, incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

4.3 Amended and Restated Bylaws of the Registrant, as amended, incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

4.4 Amended and Restated Shareholder Rights Agreement, dated as of September 22, 2000 between the Registrant and Harris Trust and Savings Bank (which includes as Exhibit A thereto the Form of Preferred Stock Rights Certificate), incorporated herein by reference to Exhibit (5) of the Registrant's Form 8-A/A filed on September 26, 2000.

5.1       Opinion of Gallop, Johnson & Neuman, L.C.

15.1      Letter re: Unaudited Interim Financial Information.

23.1      Consent of Ernst & Young LLP.

23.2      Consent of Gallop, Johnson & Neuman, L.C. (included in Exhibit 5.1).

24        Power of Attorney (included on signature page of this Registration
          Statement).